Exhibit 99.1

PRESS RELEASE

Marrone Bio Innovations Announces Receipt of NASDAQ Listing Determination Letter

and Delay in Filing First Quarter 2015 Results

Company to Request Hearing to Seek a Further Extension to File Periodic Reports

DAVIS, California, May 12, 2015 — Marrone Bio Innovations, Inc. (the “Company”)(NASDAQ:MBII) today announced that on May 6, 2015, as anticipated, the Company was notified by the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) that, based upon the Company’s continued non-compliance with NASDAQ’s filing requirements under NASDAQ Listing Rule 5250(c)(1), the uncertainty of the Company’s time frame to file all its required periodic reports and its expectation that it would not file all periodic reports with the SEC by May 13, 2015, the termination of the exception period previously granted by the Staff, the Company’s securities were subject to delisting unless the Company timely requests a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”). In addition, the Company announced that it does not expect to file on a timely basis its Quarterly Report on Form 10-Q for the three months ended March 31, 2015, resulting in further noncompliance with NASDAQ Listing Rule 5250(c)(1).

The Company intends to timely request a hearing before the Panel, at which hearing the Company will present its plan to evidence compliance with NASDAQ’s filing requirement and request an extension within which to do so. In accordance with the NASDAQ Listing Rules, the Panel has the authority to continue the Company’s listing on NASDAQ pursuant to an exception to the filing requirement through as late as November 2, 2015. The Company’s common stock will continue to trade on The NASDAQ Global Market under the symbol “MBII” pending the completion of the hearing process and the expiration of any extension period granted by the Panel.

About Marrone Bio Innovations

Marrone Bio Innovations, Inc. (NASDAQ: MBII) is a leading provider of bio-based pest management and plant health products for the agriculture, turf and ornamental and water treatment markets. Our effective and environmentally responsible solutions help customers operate more sustainably while controlling pests, improving plant health, and increasing crop yields. We have a proprietary discovery process, a rapid development platform, and a robust pipeline of pest management and plant health product candidates. At Marrone Bio Innovations we are dedicated to pioneering better biopesticides that support a better tomorrow for users around the globe. For more information, please visit www.marronebio.com.

Forward Looking Statements

Portions of this release may constitute “forward-looking statements and assumptions underlying such forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any such forward-looking statements are made within the “safe-harbor” protections of the PSLRA, should not be relied upon as representing our views as of any subsequent date, and we are under no obligation to, and expressly disclaims any responsibility to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include those regarding the Company’s financial statements, its request for a hearing before the Panel, the hearing process, and continued trading of its common stock on NASDAQ. Such forward-looking statements are based on information available to the Company as of the date of this release and involve a number of risks and uncertainties, some beyond its control, that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks include uncertainty surrounding management’s evaluation of the nature and scope of any necessary restatements to its previously filed financial statements, the types of errors and adjustments that may be required in any such restatement, cooperation of the Company’s third party distributors, potential legal or regulatory action related to the matters under investigation, and adverse decisions by the SEC or NASDAQ. Additional information that could lead to material changes in the Company’s performance is contained in its filings with the SEC.